UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2009
UNITED BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 633-0445
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
EX-99

Item 2.02. Results of Operations and Financial Condition.
     On July 15, 2009, United Bancorp, Inc. issued a press release announcing its results of operations and financial condition for and as of the three and six month periods ended June 30, 2009, unaudited. The press release is furnished as Exhibit No. 99 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Michael J. Arciello from the Board of Directors:
     Effective July 14, 2009, Michael J. Arciello has retired, becoming Director Emeritus of the Board of Directors of both United Bancorp, Inc. (the “Company”) and its wholly-owned commercial bank subsidiary, The Citizens Savings Bank (the “Bank”). Mr. Arciello has been a valued member of the Company’s Board of Directors since 1987.
Appointment of Scott A. Everson to the Board of Directors:
     Effective July 14, 2009, the Board of Directors appointed Scott A. Everson to fill the vacancy created on the Company’s Board by Mr. Arciello’s retirement. Mr. Everson currently serves as both the Senior Vice President of the Company and the President and Chief Executive Officer of the Bank. He began his career with the Bank as a Student Intern in 1988 and was named a director and President and Chief Operating Officer of the Bank in April 2002. He was appointed Chief Executive Officer of the Bank in November 2004.
     As a member of the Company’s Board of Directors, Mr. Everson will receive an annual retainer fee of $7,500 and $665 per meeting attended. It has not been determined at present which Committees of the Company’s Board of Directors, if any, that Mr. Everson will serve upon. Each member of the Company’s Executive Committee and Compensation Committee receives $244 for each meeting attended, and each member of the Audit Committee receives $284 per Audit Committee meeting attended (other than those held in connection with a full meeting of the Board of Directors).  Mr. Everson currently participates in the Director Deferred Compensation Plan available to members of both the Company’s and the Bank’s Boards of Directors.
     In addition, the Company, through the Bank, generally engages in the lending of money to Directors and executive officers, including their related interests.  All such loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability or present other unfavorable features.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

99	Press release, dated July 15, 2009, announcing Registrant’s unaudited results of operations and financial condition for and as of the three and six month periods ended June 30, 2009.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc.
Dated: July 20, 2009	/s/ Randall M. Greenwood
Randall M. Greenwood
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Description

99	Press release, dated July 15, 2009, announcing Registrant’s unaudited results of operations and financial condition for and as of the three and six month periods ended June 30, 2009.